As filed with the Securities and Exchange Commission on March 10, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Viant Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	85-3447553
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Viant Technology Inc.

2722 Michelson Drive, Suite 100

Irvine, CA 92612

(949) 861-8888

(Address of Principal Executive Offices) (Zip Code)

Viant Technology Inc. 2021 Long-Term Incentive Plan

(Full title of the plan)

Tim Vanderhook

Chief Executive Officer

Viant Technology Inc.

2722 Michelson Drive, Suite 100

Irvine, CA 92612

(949) 861-8888

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Thomas A. Coll

C. Thomas Hopkins

Cooley LLP

4401 Eastgate Mall

San Diego, CA 92121

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register additional securities of the same class as other securities for which a Registration Statement on Form S-8 of Viant Technology Inc. (the “Registrant”) relating to the same employee benefit plan is effective. The Registrant previously registered shares of Class A common stock, par value $0.001 per share (“Class A common stock”), for issuance under the Viant Technology Inc. 2021 Long-Term Incentive Plan (the “Plan”) pursuant to a Registration Statement on Form S-8 (File No. 333-252912) filed with the Securities and Exchange Commission (the “Commission”) on February 9, 2021 (the “Prior Registration Statement”). In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference. The Registrant is registering 3,040,588 additional shares of Class A common stock pursuant to the provisions of the Plan providing for an automatic increase in the number of shares of Class A common stock reserved and available for issuance under the Plan on January 1, 2022.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a) the Registrant’s Annual Report on Form 10-K (File No. 001-40015) for the year ended December 31, 2021, filed with the Commission on March 10, 2022; and

(b) the description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on  Form 8-A (File No. 001-40015), filed with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on February  5, 2021, as updated by Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-40015) for the year ended December 31, 2020, filed with the Commission on March 23, 2021, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that the Registrant discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K (and corresponding information furnished under Item 9.01 or included as an exhibit thereto or incorporated therein by reference) that it may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Schedule/ Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant	10-K	001-40015	3.1	March 23, 2021

4.2	Amended and Restated Bylaws of the Registrant	10-K	001-40015	3.2	March 23, 2021

5.1*	Opinion of Cooley LLP

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.2*	Consent of Cooley LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page)

99.1	Viant Technology Inc. 2021 Long-Term Incentive Plan	S-8	333-252912	99.1	February 9, 2021

99.2	Form of Grant Notice and Standard Terms and Conditions for Nonqualified Stock Options under the Viant Technology Inc. 2021 Long-Term Incentive Plan (Employee Form)	S-8	333-252912	99.2	February 9, 2021

99.3	Form of Grant Notice and Standard Terms and Conditions for Restricted Stock Units under the Viant Technology Inc. 2021 Long-Term Incentive Plan (Employee Form)	S-8	333-252912	99.3	February 9, 2021

99.4	Form of Grant Notice and Standard Terms and Conditions for Restricted Stock Units under the Viant Technology Inc. 2021 Long-Term Incentive Plan (Non-Employee Director Form)	S-8	333-252912	99.4	February 9, 2021

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on March 10, 2022.

VIANT TECHNOLOGY INC.

By:	/s/ Tim Vanderhook
Tim Vanderhook
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tim Vanderhook, Chris Vanderhook and Larry Madden, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Tim Vanderhook Tim Vanderhook	Chief Executive Officer and Chairman (Principal Executive Officer)	March 10, 2022

/s/ Chris Vanderhook Chris Vanderhook	Chief Operating Officer and Director	March 10, 2022

/s/ Larry Madden Larry Madden	Chief Financial Officer (Principal Financial and Accounting Officer)	March 10, 2022

/s/ Max Valdes	Director	March 10, 2022
Max Valdes

/s/ Elizabeth Williams	Director	March 10, 2022
Elizabeth Williams

/s/ Vivian Yang Vivian Yang	Director	March 10, 2022